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                                                                     EXHIBIT 1.1

                      FORD CREDIT AUTO RECEIVABLES TWO LLC

                             ASSET-BACKED SECURITIES

                             UNDERWRITING AGREEMENT

                                                                 [_____], 200[_]

Each of the Underwriters party to this agreement, as an Underwriter and as a Representative of the other Underwriters named in the Terms Annex;

Ladies and Gentlemen:

     1. Introduction. Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the "Depositor"), formed under the Amended and Restated Certificate of Formation of Ford Credit Auto Receivables Two LLC (such certificate, the "Certificate of Formation") and operating pursuant to an Amended and Restated Limited Liability Company Agreement, dated as of March 1, 2001, executed by Ford Credit, as sole member (the "Limited Liability Company Agreement"), proposes to sell the notes (the "Notes") described in the Terms Annex (the "Terms Annex") that is attached as Annex A and incorporated into and made part of this agreement (this agreement including the Terms Annex, this "Agreement"). The Notes registered with the Securities and Exchange Commission (the "Commission" and such Notes, as set forth in the Terms Annex, the "Publicly Registered Notes") will be sold to the applicable underwriters listed in the Terms Annex through the representatives (as set forth in the Terms Annex, the "Representatives") signing this Agreement on behalf of themselves and such underwriters (the Representatives and the other underwriters of the Publicly Registered Notes, the "Underwriters").

          The Notes will be issued by a Delaware statutory trust (the "Trust") identified in the Terms Annex and established under a trust agreement (the "Trust Agreement") between the Depositor and an owner trustee (the "Owner Trustee"), and will be secured by a pool of retail installment sale contracts for new and used cars and light trucks (the "Receivables") and certain other property of the Trust. The Notes will be issued pursuant to an indenture (the "Indenture") between the Trust and an indenture trustee (the "Indenture Trustee").

          Ford Motor Credit Company, a Delaware corporation ("Ford Credit") will sell the Receivables to the Depositor pursuant to a purchase agreement (the "Purchase Agreement") and the Depositor will sell the Receivables to the Trust pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement"). Ford Credit (in such capacity, the "Servicer") will service the Receivables on behalf of the Trust pursuant to

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the Sale and Servicing Agreement. Ford Credit will also act as administrator for the Trust pursuant to an administration agreement (the "Administration Agreement") among Ford Credit, the Trust and the Indenture Trustee.

          In order to perfect the security interest of the Indenture Trustee in certain accounts, the Trust, the Indenture Trustee and the financial institution acting as the securities intermediary will enter into an account control agreement (the "Control Agreement").

          The Receivables pay interest at a fixed rate. If any of the Notes are issued as floating rate notes, the Trust will enter into one or more interest rate swap or cap agreements (each, an "Interest Rate Swap") to hedge its interest rate risk.

          Ford Credit and the Representatives have entered into an indemnification agreement (the "Indemnification Agreement").

          The Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Control Agreement and the Interest Rate Swaps (if any) are collectively called the "Basic Documents." The Basic Documents, the Indemnification Agreement and this Agreement are collectively called the "Transaction Documents."

          The Depositor has prepared and filed with the Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission under the Act (the "Rules and Regulations"), a registration statement on Form S-3 (having the registration number stated in the Terms Annex), including a form of prospectus and all amendments that are required as of the date of this Agreement relating to the Publicly Registered Notes and the offering of notes from time to time in accordance with Rule 415 under the Act. The registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein, is referred to in this Agreement as the "Registration Statement." The Depositor also has filed with, or will file with, the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act a prospectus supplement relating to the Publicly Registered Notes (the "Prospectus Supplement"). The prospectus relating to the Publicly Registered Notes in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Act is referred to as the "Base Prospectus", and the Base Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition set forth in Rule 172(c) under the Act is referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Publicly Registered Notes described in the Terms Annex (the "Preliminary Prospectus") or the Prospectus will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be. The Depositor has posted certain static pool information (the "Static Pool Information") relating to prior securitized pools to the website listed in the Prospectus Supplement under "Transaction Parties-Static Pool Information."


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          At or prior to the time that the Representatives first entered into
'contracts of sale' (within the meaning of Rule 159 under the Act, the "Contracts of Sale") with investors in Publicly Registered Notes, which time will be specified in the Terms Annex (such time, the "Time of Sale"), the Depositor had prepared the Preliminary Prospectus and the information (including any "free-writing prospectus," as defined pursuant to Rule 405 under the Act (a "Free Writing Prospectus")) listed in the Terms Annex under "Time of Sale Information" (collectively, the "Time of Sale Information"). If, subsequent to the initial Time of Sale, the Depositor and the Representatives determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositor that investors in the Publicly Registered Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the "Time of Sale" will refer to the time of entry into the first new Contract of Sale and the "Time of Sale Information" will refer to the information available to purchasers at the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects such material misstatements or omissions (such new information, the "Corrective Information") and the Terms Annex will be deemed to be amended to include such Corrective Information in the Time of Sale Information. Notwithstanding the foregoing, for the purposes of the Indemnification Agreement and Section 7 hereof, in the event that an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, "Time of Sale" will refer to the time of entry into such initial Contract of Sale and "Time of Sale Information" with respect to Publicly Registered Notes to be purchased by such investor will refer to information available to such purchaser at the time of entry into such initial Contract of Sale.

     2. Representations and Warranties of the Depositor. The Depositor represents and warrants to and agrees with the Underwriters that, as of the date of this Agreement:

          (a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective and as of the Time of Sale complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Act and the Registration Statement, did not, at the time the Registration Statement became effective or as of the Time of Sale, and will not, on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and on the date of this Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with


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information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Depositor of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. When the Indenture is executed by all the parties to the Indenture, it will conform in all material respects with the Trust Indenture Act of 1939, as amended (the "TIA") and at all times thereafter will be duly qualified under the TIA.

          (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Depositor by an Underwriter through the Representatives expressly for use in such Time of Sale Information, provided that if subsequent to the Time of Sale but prior to or on the Closing Date the Depositor and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, for purposes of this paragraph as it refers to the Closing Date, Time of Sale Information will include any Corrective Information provided to the Representatives or Underwriters by the Depositor in accordance with Section 5(c).

          (c) Trust Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Registered Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each, a "Trust Free Writing Prospectus") under "Time of Sale Information" in the Terms Annex. Each such Trust Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with Section 8 (to the extent required by Rule 433 under the Act) and, when taken together with the Preliminary Prospectus, such Trust Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Depositor by an Underwriter through the Representatives expressly for use in such Trust Free Writing Prospectus.

          (d) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange


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Act"); and any further documents so filed and incorporated by reference in the
Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

          (e) Organization and Qualification. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under the Transaction Documents to which it is a party.

          (f) No Conflicts and No Violation. The consummation of the transactions contemplated by the Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the Transaction Documents to which the Depositor is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Depositor pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the lien pursuant to the Sale and Servicing Agreement), (iii) violate the Certificate of Formation or Limited Liability Company Agreement, or
(iv) violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under the Transaction Documents to which it is a party.

          (g) Power, Authorization and Enforceability. The Depositor has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is a party. The Depositor has authorized the execution, delivery and performance of the terms of this Agreement and on the Closing Date, the other Transaction Documents to which the Depositor will be a party will have been duly authorized, executed and delivered by the Depositor. Each of the Transaction Documents to which the Depositor will be a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights generally or by general equitable principles.

          (h) Conformity of Transaction Documents. The Transaction Documents will conform to their descriptions in the Prospectus in all material respects.


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          (i) Enforceability of Notes. On the Closing Date, the Publicly
Registered Notes will have been duly executed, issued and delivered, and when authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Trust entitled to the benefits provided by the Indenture.

          (j) Schedule of Receivables. The Schedule of Receivables to be delivered by Ford Credit as sponsor under the Purchase Agreement will be true and correct in all material respects as of the date specified in the Schedule of Receivables.

          (k) Representations and Warranties in the Basic Documents. The representations and warranties of the Depositor in the Basic Documents to which it will be a party will be true and correct in all material respects as of the date specified.

          (l) Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Publicly Registered Notes is made will not be, an "ineligible issuer", as defined in Rule 405 under the Act.

          (m) Static Pool Information. The Static Pool Information will be true and correct in all material respects as of the date of the Preliminary Prospectus and as of the date of the Prospectus.

     3. Purchase, Sale, and Delivery of the Notes. On the Closing Date, on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the respective principal amounts of the Publicly Registered Notes set forth opposite such Underwriter's name in the Terms Annex. The Publicly Registered Notes will be purchased by the Underwriters at the purchase prices set forth in the Terms Annex.

          Payment for the Publicly Registered Notes will be made to the Depositor or to its order by wire transfer of immediately available funds at 10:00 a.m., New York City time, on the closing date specified in the Terms Annex (the "Closing Date") or at such other time not later than seven (7) full Business Days after such specified closing date as the Representatives and the Depositor may determine.

          Payment for the Publicly Registered Notes will be made against delivery to the Representatives, for the account of the Underwriters, at the office of Skadden, Arps, Slate, Meagher & Flom LLP on the Closing Date. Each of the Publicly Registered Notes to be so delivered will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Publicly Registered Notes will be represented by book entries on the records of DTC and its participating members.

     4. Offering by Underwriters. The Depositor understands that the Underwriters intend to offer the Publicly Registered Notes for sale to the public (which may include selected dealers) upon the terms set forth in the Prospectus.


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     5. Covenants of the Depositor. The Depositor covenants and agrees with the
Underwriters:

          (a) Preparation of Offering Documents. Immediately following the execution of this Agreement, to prepare a prospectus supplement setting forth such information from the Terms Annex and such other information as the Depositor deems appropriate.

          (b) Filing of Prospectus and any Trust Free Writing Prospectus. If required, to transmit the Prospectus to the Commission within the applicable time period prescribed for such filings under the Rules and Regulations by a means reasonably calculated to result in a timely filing with the Commission pursuant to Rule 424(b) and subject to Section 8, file any Trust Free Writing Prospectuses to the extent required by Rule 433 under the Act.

          (c) Delivery of Proposed Amendment or Supplement. Prior to the Closing Date, to furnish the Representatives with a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus and to give the Representatives reasonable opportunity to review such amendment or supplement before it is filed and to provide any final Corrective Information to the Representatives or such Underwriter at a time prior to the new Time of Sale reasonably calculated to allow such Underwriter to provide such Corrective Information to each investor at least 24 hours prior to the new Time of Sale.

          (d) Notice to the Representatives. Prior to the Closing Date, to advise the Representatives promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose, and (iv) of the receipt of any notification with respect to any suspension of the qualification of the Publicly Registered Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to promptly use its best efforts to obtain its withdrawal.

          (e) Blue Sky Compliance. To endeavor to qualify the Publicly Registered Notes for offer and sale under the securities laws of such states as the Representatives may reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Publicly Registered Notes, provided that the Depositor will not be required to qualify as a foreign limited liability company to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the Closing Date with respect to the Publicly Registered Notes will be at the Representatives' expense.


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          (f) Delivery of Prospectus. To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request prior to the Closing Date. If the delivery of a prospectus is required by law in connection with sales of any Publicly Registered Notes in the six-month period following the Closing Date, and either (i) an event has occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it is necessary during such same period to amend or supplement the Prospectus as amended or supplemented, to notify the Representatives and to prepare and furnish to the Representatives as the Representatives may from time to time reasonably request an amendment or a supplement to the Prospectus that will correct such statement or omission or effect such compliance. If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Publicly Registered Notes at any time six months or more after the Closing Date, upon the Representatives' request, but at the expense of such Underwriter, the Depositor will prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus or offering document complying with the Act.

          (g) Earnings Statement. To make generally available to Noteholders as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement for the Trust complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after the Closing Date; provided that this covenant may be satisfied by posting the monthly investor report for the Trust on a publicly available website.

          (h) Payment of Costs and Expenses. To pay or cause to be paid the following costs and expenses incident to the performance of its obligations hereunder: (i) the Commission's filing fees with respect to the Publicly Registered Notes; (ii) all fees of any rating agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee and the Owner Trustee; (iv) all reasonable fees and expenses of counsel to the Indenture Trustee; (v) all reasonable fees and expenses of counsel to the Owner Trustee; (vi) all fees and expenses of the independent accountants relating to the letter referred to in
Section 6(a); (vii) all fees and expenses of accountants incurred in connection with the delivery of any accountants' or auditors' reports required pursuant to the Indenture or the Sale and Servicing Agreement; (viii) the cost of printing any preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Closing Date pursuant to Section 5(f)) relating to the Publicly Registered Notes and the Registration Statement; and (ix) any other fees and expenses incurred in connection with the performance of its obligations hereunder.

          The Underwriters will pay the following costs and expenses incident to the performance of their obligations under this Agreement: (i) all Blue Sky fees and expenses as well as reasonable fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and
(ii) the reasonable fees and expenses of counsel to the Underwriters. Except as provided in this subsection (h)


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and Section 10, the Underwriters will pay all their own costs and expenses, including the cost of printing any agreement among underwriters, transfer taxes on resale of the Publicly Registered Notes by the Underwriters, and any advertising expenses in connection with any offers that the Underwriters may make.

          (i) Delivery of Reports. From the date of this Agreement until the retirement of the Publicly Registered Notes, or until such time as the Representatives advise the Depositor that the Underwriters have ceased to maintain a secondary market in the Publicly Registered Notes, whichever occurs first, to deliver to the Representatives upon request to the extent not otherwise available from any publicly available source copies of: (i) the annual statement of compliance, the Servicer's report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered pursuant to Article III of the Sale and Servicing Agreement, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Article III of the Indenture, (iii) each material amendment to any Basic Document and (iv) each monthly investor report for the Trust.

          (j) Cooperation with Rating Agencies. If the ratings provided with respect to the Publicly Registered Notes by the rating agency or agencies that initially rate the Publicly Registered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor will furnish such documents and take any such other actions.

     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Publicly Registered Notes will be subject to the accuracy of the representations and warranties of the Depositor in this Agreement, to the accuracy of the statements of officers of the Depositor and Ford Credit made pursuant to the provisions of this Agreement, to the performance by the Depositor of its obligations under this Agreement and to the following additional conditions precedent:

          (a) Accountant's Letter. On or prior to the Time of Sale and on or prior to the Closing Date, PricewaterhouseCoopers LLP (or other independent accountants reasonably acceptable to the Representatives) will have furnished to the Representatives a letter substantially in the form and substance of the draft to which the Representatives previously agreed, concerning information in the Preliminary Prospectus and the final Prospectus.

          (b) Registration Compliance; No Stop Order. The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Act (in the case of an Trust Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(b) of this Agreement; and, as of the Closing Date, no stop order will have been issued suspending the effectiveness of the Registration Statement or any post-effective amendment, and no proceedings for such purpose will be pending before or, to the knowledge of the Depositor, threatened by the Commission.


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          (c) Officer's Certificates as to Representations and Warranties. The
Representatives will have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer of:

               (i) Ford Credit, in which such officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Servicer contained in the Sale and Servicing Agreement and of Ford Credit contained in the Purchase Agreement are true and correct in all material respects and that Ford Credit has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under such agreements in all material respects.

               (ii) The Depositor, in which such officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Depositor contained in the Trust Agreement, the Sale and Servicing Agreement and the Purchase Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under such agreements in all material respects.

          (d) Officer's Certificates as to Conditions Precedent. The Representatives will have received as of the Closing Date an officer's certificate signed by the Chairman of the Board of Managers, the President, the Executive Vice President - Finance, the Treasurer or the Assistant Treasurer of the Depositor representing and warranting that the representations and warranties of the Depositor in this Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under this Agreement in all material respects.

          (e) No Material Adverse Change. Since the dates as of which information is given in the Preliminary Prospectus, as amended or supplemented, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly (i) the business or assets of the Depositor, or any material adverse change in the financial position or results of operations of the Depositor or (ii) the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, which in any case makes it impracticable or inadvisable in the Representatives' reasonable judgment to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus.

          (f) War Out. Subsequent to the execution and delivery of this Agreement, the United States has not become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable in the Representatives' reasonable judgment to proceed with


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the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

          (g) Inhouse Opinion. Susan J. Thomas, Esq., Secretary of the Depositor and Ford Credit and Associate General Counsel, Ford Credit Global Structured Finance, of Ford Motor Credit Company, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives, her written opinion, dated as of the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, substantially to the effect that:

               (i) Ford Credit is validly existing and in good standing as a corporation under the Delaware General Corporation Law. Ford Credit is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its properties requires such qualification, unless the failure to obtain such qualification would not reasonably be expected to have a material adverse effect on the ability of Ford Credit to perform its obligations under the Transaction Documents to which it is a party.

               (ii) Ford Credit has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware General Corporation Law. Ford Credit has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby by all requisite corporate action under the Delaware General Corporation Law. Ford Credit has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware General Corporation Law.

               (iii) The Depositor is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Delaware Code Section 18-101 et seq., as amended (the "Delaware Limited Liability Company Act"). The Depositor is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its properties requires such qualification, unless the failure to obtain such qualification would not reasonably be expected to have a material adverse effect on the ability of the Depositor to perform its obligations under the Transaction Documents to which it is a party.

               (iv) The Depositor has the limited liability company power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act. The Depositor has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby by all requisite action under the Delaware Limited Liability Company Act. The Depositor has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.

               (v) The execution and delivery by Ford Credit of each of the Transaction Documents to which it is a party and the consummation by Ford Credit of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (in each case material to Ford Credit and its subsidiaries considered as a whole) under or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole), other than pursuant to the Transaction Documents, upon any of the properties or assets of Ford Credit pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which Ford Credit is a debtor or guarantor, nor will such action conflict with or violate any of the provisions of the Certificate of Incorporation or the By-Laws of Ford Credit.

               (vi) The execution and delivery by the Depositor and the Trust of each of the Transaction Documents to which it is a party and the consummation by each such Person of the transactions contemplated thereby (including the issuance and delivery of the Notes), will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance, other than pursuant to the Transaction Documents, upon any of the properties or assets of the Depositor or the Trust pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Depositor or the Trust is a debtor or guarantor, nor will any such action conflict with or violate any of the provisions of the Certificate of Formation or the LLC Agreement of the Depositor or the Certificate of Trust or the Trust Agreement of the Trust.

               (vii) Such counsel does not know of any legal or governmental proceedings pending or threatened against Ford Credit, the Depositor or the Trust, or to which their respective properties are subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of Ford Credit, the Depositor or the Trust to enter into or perform their respective obligations under any of the Transaction Documents to which they are parties or have a material adverse effect on the validity and enforceability of any of the Transaction Documents to which they are parties, or (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or to adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes.

               (viii) Each Receivable is secured by a validly perfected first priority security interest in the vehicle financed in favor of Ford Credit as a secured party or Ford Credit has established procedures that if followed (and such Counsel has no reason to believe that they will not be followed) will result in the perfection of a first priority security interest in the vehicle financed in favor of Ford Credit as a secured party.

               (ix) No consent, approval, authorization or order of any United States federal or Michigan State court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the consummation of the transactions contemplated in the Transaction Documents.

               (x) Neither the issuance or sale of the Notes, nor the execution and delivery by Ford Credit of the Transaction Documents to which it is a party nor the consummation of any of the other transactions contemplated in the Transaction Documents to which it is a party will contravene the terms of any material provision of any United States federal or Michigan State statute, order or regulation applicable to Ford Credit or the Delaware General Corporation Law, unless such contravention would not reasonably be expected to have a material adverse effect on the ability of Ford Credit to enter into or perform its obligations under the Transaction Documents, or have a material adverse effect on the validity or enforceability of the Transaction Documents.

               (xi) Ford Credit is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

          (h) Bankruptcy Opinion. Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinions, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, with respect to the characterization of the transfer of the Receivables by Ford Credit to the Depositor as a sale and that so long as the Notes remain outstanding and the Noteholders have not been paid in full, a creditor or trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to have a court disregard the separate legal existence of the Depositor so as to cause a substantive consolidation of the assets and liabilities of the Depositor with the assets and liabilities of Ford Credit, in a manner prejudicial to the Noteholders, and such opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

          (i) Corporate Opinion. Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, to the effect that:

               (i) The Trust has been duly formed and is validly existing under Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code Section 3801 et seq., as amended (the "Delaware Statutory Trust Act"). The Trust has full power and authority to execute, deliver and perform all its obligations under the Basic Documents to which it is a party.

               (ii) The execution and delivery of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any) and the Control Agreement and the issuance of the Notes have been duly authorized by all requisite action on the part of the Trust under the Delaware Statutory Trust Act.

               (iii) The execution and delivery by the Owner Trustee, on behalf of the Trust, of each of the Basic Documents to which the Trust is a party and the performance by the Trust of its obligations under each such Basic Document, each in accordance with its terms, including the issuance of the Notes, do not conflict with the Certificate of Trust of the Trust or the Trust Agreement.

               (iv) The execution and delivery by each of Ford Credit, the Depositor and the Trust of the Transaction Documents to which it is a party and the compliance by each of Ford Credit, the Depositor and the Trust with the terms and provisions of such agreements, including the issuance of the Notes, will not contravene any provision of any Applicable Law of the State of New York or the State of Delaware or any Applicable Law of the United States of America.

               (v) No governmental approval (other than the filing of UCC financing statements with respect to (x) the sale or transfer of the Receivables by Ford Credit to the Depositor pursuant to the Purchase Agreement and by the Depositor to the Trust pursuant to the Sale and Servicing Agreement and (y) the grant by the Trust of a security interest in such Receivables to the Indenture Trustee pursuant to the Indenture), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Transaction Documents by each of Ford Credit, the Depositor and the Trust, or the enforceability of any of the Basic Documents against each of Ford Credit, the Depositor and the Trust, as applicable.

               (vi) Assuming due execution and delivery by the Owner Trustee on behalf of the Trust, and assuming due authorization, execution and delivery by the Indenture Trustee, the Indenture constitutes the valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms under the Applicable Laws (as defined in such opinion) of the State of New York.

               (vii) Assuming due execution by the Owner Trustee on behalf of the Trust and assuming due authentication and delivery of the Notes by the Indenture Trustee in accordance with the Indenture and delivery and payment by the purchasers of the Notes, the Notes will be duly and validly issued and delivered and will constitute valid and binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accordance with their terms under the Applicable Laws of the State of New York.

               (viii) Assuming due execution and delivery by the Owner Trustee on behalf of the Trust, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Interest Rate Swap (if any) and the Control Agreement each constitutes the valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms under the Applicable Laws of the State of New York.

               (ix) The Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement and the Control Agreement each constitutes the valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms under the Applicable Laws of the State of New York or the State of Delaware, as applicable.

               (x) The Purchase Agreement, the Administration Agreement and the Sale and Servicing Agreement each constitutes the valid and binding obligation of Ford Credit enforceable against Ford Credit in accordance with its terms under the Applicable Laws of the State of New York.

               (xi) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Trust Agreement is not required to be qualified under the Trust Indenture Act.

               (xii) Each of the Depositor and the Trust is not and, solely after giving effect to the offering and sale of the Notes and the application of the proceeds of the Notes as described in the Basic Documents, will not be subject to registration and regulation as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xiii) Assuming that the Class A-1 Notes are sold by the initial purchasers of the Class A-1 Notes in accordance with the note purchase agreement for the Class A-1 Notes, the sale of the Class A-1 Notes is not required to be registered under the Act pursuant to the exemption from registration provided by Rule 144A of the Act.

               (xiv) Assuming that the Class D Notes are sold by the initial purchaser of the Class D Notes in accordance with the note purchase agreement for the Class D Notes, the sale of the Class D Notes is not required to be registered under the Act pursuant to the exemption from registration provided by Rule 144A of the Act.

          (j) Tax Opinion. Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), special tax counsel to the Depositor, will have furnished to the Representatives their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representatives in their reasonable judgment, to the effect that:

               (i) The Trust will not be classified as an association taxable as a corporation for federal income tax purposes, and the Class A Notes, the Class B Notes and the Class C Notes will be characterized as debt for federal income tax purposes (as specified in the Prospectus).

               (ii) The statements in the Registration Statement and the Prospectus under the heading "Summary- Tax Status" as they relate to federal income tax matters and under the heading "Tax Matters - Federal Income Tax Matters," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

          (k) Negative Assurances. Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), special counsel to the Depositor and Ford Credit, will have stated that they have participated in conferences with representatives of the Depositor and Ford Credit and with Ford Credit's in-house counsel, and with the Representatives and their counsel, concerning the Registration Statement, the Preliminary Prospectus and the Prospectus, and although such counsel is not independently verifying the accuracy, completeness or fairness of such documents, confirms that on the basis of such information:

               (i) Each of the Registration Statement, as of the date it was declared effective by the Commission and the Closing Date, and the Prospectus, as of its date and the Closing Date, appeared on its face to be appropriately responsive in all material respects to the Act and the Rules and Regulations (except that such counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement).

               (ii) No facts have come to such counsel's attention to cause such counsel to believe that the Time of Sale Information, considered as a whole, as of the Time of Sale, considered together with the statements in the Prospectus with respect to items dependent upon the pricing terms and delivery date of the Publicly Registered Notes, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, or that the Prospectus as last amended or supplemented, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom).

               (iii) The Notes, the Indenture, the Underwriting Agreement and the other Basic Documents conform in all material respects with their descriptions in the Prospectus.

               (iv) The statements in the Prospectus under the heading "ERISA Considerations" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and fairly summarize the matters referred to therein in all material respects.

          (l) Security Interest Opinion. Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, with respect to the security interest of the Trust in the Receivables (which opinion will state that it may be relied upon by the Indenture Trustee) and such opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

          (m) Underwriters Counsel Opinion. The Representatives will have received an opinion addressed to the Representatives of McKee Nelson LLP (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Publicly Registered Notes and such other related matters as the Representatives require and the Depositor will have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (n) Owner Trustee Opinion. The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Richards, Layton & Finger P.A. (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Representatives, addressing such matters as the Representatives may request and substantially to the effect that:

               (i) The Owner Trustee is a national banking association duly created, validly existing and in good standing under the laws of the United States, with its principal place of business in the State of Delaware.

               (ii) The Owner Trustee has all necessary power and authority to execute and deliver the Trust Agreement and the Certificate of Trust and to execute and deliver, on behalf of the Trust, each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any) and the Control Agreement. The Owner Trustee has all necessary power and authority to execute the Notes on behalf of the Trust.

               (iii) Each of the Trust Agreement and the Certificate of Trust has been duly executed and delivered by the Owner Trustee and each of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any) and the Control Agreement has been duly executed and delivered by the Owner Trustee on behalf of the Trust. Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

               (iv) The execution and delivery of the Trust Agreement and the Certificate of Trust by the Owner Trustee and the execution and delivery of the Indenture, Sale and Servicing Agreement, Administration Agreement, the Interest

     Rate Swap (if any), Control Agreement and the Notes by the Owner Trustee, on behalf of the Trust, does not conflict with or result in a breach of or constitute a default under the Owner Trustee's organization certificate or by-laws, any federal or Delaware law, rule or regulation governing its banking or trust powers or, to the best of counsel's knowledge, without independent investigation, any judgment or order applicable to it or its acts, properties or, to the best of counsel's knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee in its respective capacities is a party or by which it is bound.

               (v) Neither the execution and delivery by the Owner Trustee, on behalf of the Trust, of the Indenture, Sale and Servicing Agreement, Administration Agreement, Interest Rate Swap (if any), Control Agreement or the Notes nor the execution and delivery of the Trust Agreement or the Certificate of Trust by the Owner Trustee, requires the consent, authorization, order or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the banking or trust powers of the Owner Trustee.

               (vi) To the best of counsel's knowledge, without independent investigation, there are no actions or proceedings pending or threatened against the Owner Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of Delaware which involve the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any), the Control Agreement, the Certificate of Trust or the Notes or would question the right, power or authority of the Owner Trustee to enter into or perform its obligations under the Trust Agreement or the Certificate of Trust or to execute and deliver, on behalf of the Trust, the Indenture, Sale and Servicing Agreement, Administration Agreement, Interest Rate Swap (if any), Control Agreement or the Notes.

          (o) Delaware Trust Opinion. The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Richards, Layton & Finger P.A. (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Representatives, addressing such matters as the Representatives may request and substantially to the effect that:

               (i) The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq. (the "Delaware Act"), and has the power and authority under the Trust Agreement and the Delaware Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any), the Control Agreement, the DTC Letter and the Notes.

               (ii) The Trust Agreement is the legal, valid and binding agreement of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms.

               (iii) The Trust has the power and authority under the Trust Agreement and the Delaware Act to Grant the Indenture Trust Estate to the Indenture Trustee pursuant to the Indenture.

               (iv) Each of the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any), the Control Agreement, the DTC Letter and the Notes have been duly authorized by the Trust.

               (v) Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any), the Control Agreement, the DTC Letter and the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

               (vi) Neither the execution, delivery and performance by the Trust of the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any), the Control Agreement and the DTC Letter, including the execution and delivery of such documents by the Owner Trustee on behalf of the Trust, nor the consummation by the Trust or the Owner Trustee on behalf of the Trust of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust or the Owner Trustee or, to the best of counsel's knowledge, without independent investigation, any agreement, indenture, instrument, order, judgment or decree to which the Trust or any of its property is subject.

               (vii) To the best of such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Trust before any court or other governmental authority of the State of Delaware which, if adversely decided, would adversely affect the Trust Property or the ability of the Trust to carry out the transactions contemplated by the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap (if any), the Control Agreement and the DTC Letter.

               (viii) Under the Delaware Act, the Trust constitutes a separate legal entity, separate and distinct from the holder of the Certificate of Trust and any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Trust rather than the holder of the Certificate of Trust will hold whatever title to such property as may be conveyed to it from time to time pursuant to the Trust Agreement and the Sale and Servicing Agreement, except to the extent that such Trust has taken action to dispose of or otherwise transfer or encumber any such property.

               (ix) Except as otherwise provided in the Trust Agreement, under
     Section 3805(c) of the Delaware Act, a holder of the Certificate of Trust has no interest in specific statutory trust property.

               (x) Under Section 3805(b) of the Delaware Act, no creditor of any holder of the Certificate of Trust will have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

               (xi) Under the Trust Agreement, the Owner Trustee has the authority to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is a party.

          (p) Indenture Trustee Opinion. The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Thacher Proffitt & Wood (or such other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Representatives, to the effect that:

               (i) The Indenture Trustee has been legally incorporated under the laws of the State of New York and, based upon a certificate of good standing issued by that State, is validly existing as a banking association in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver the Indenture and the Administration Agreement and to perform its obligations thereunder.

               (ii) With respect to the Indenture Trustee, the performance of its obligations under the Indenture and the Administration Agreement and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any court, agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given.

               (iii) With respect to the Indenture Trustee, the performance of its obligations under the Indenture and the Administration Agreement and the consummation of the transactions contemplated thereby will not result in: (i) any breach or violation of its certificate of incorporation or bylaws, (ii) to such counsel's knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which the Indenture Trustee is a party or by which it is bound or (iii) any breach or violation of any statute or regulation or, to such counsel's knowledge any order of any court, agency or other governmental body.

               (iv) To such counsel's knowledge, with respect to the Indenture Trustee, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened against it which, either in one instance or in the aggregate, draws into question the validity of the Indenture or the Administration Agreement, seeks to prevent the consummation of any of the transactions contemplated by the Indenture or the Administration Agreement or would impair materially the ability of the Indenture Trustee to perform its obligations under the Indenture or the Administration Agreement.

               (v) Each of the Indenture and the Administration Agreement has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the necessary authorization, execution and delivery of such agreements by the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Indenture Trustee in accordance with its terms.

               (vi) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

          (q) Ratings Letters. The Depositor will have received ratings letters that assign the ratings to the Publicly Registered Notes specified in the Terms Annex.

          (r) Transaction Documents. Each Transaction Document will have been executed and delivered by the parties to such Transaction Document.

          (s) Consideration. At the Closing Date, the Notes will have been validly issued by the Trust and paid for by the Depositor.

     7. Indemnification and Contribution. (a) The Depositor will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, the Static Pool Information, or any amendment or supplement to any of such documents, or any Trust Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Depositor by any Underwriter through the Representatives specifically for use therein; and provided further, that the Depositor will not be liable to any Underwriter or any person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability results from the fact that such Underwriter sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has previously furnished copies thereof to such Underwriter.

          The indemnity agreement in this subsection (a) will be in addition to any liability which the Depositor may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Depositor against any losses, claims, damages or liabilities to which the Depositor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any such documents, or any Free Writing Prospectus or the Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents (i) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representatives specifically for use therein or (ii) in an Underwriter Free Writing Prospectus (as defined herein) prepared by such Underwriter and is not Trust Information (as defined herein), and will reimburse any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending any such action or claim.

          The indemnity agreement in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls the Depositor within the meaning of the Act.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party does not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party will have no further liability under such subsection to such indemnified party unless the indemnifying party has received other notice addressed and delivered in the manner provided in Section 12 hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and such Underwriter on the other from the offering of the Publicly Registered Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and such Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and such Underwriter on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor and its affiliates or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to such Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has previously furnished copies thereof to such Underwriter.

          The Depositor and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount pursuant to this Agreement and the Indemnification Agreement (collectively) in excess of the amount by which the total price at which the Publicly Registered Notes Publicly Registered by it and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Publicly Registered Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Publicly Registered Notes as set forth in the Terms Annex and not joint.

     8. Free Writing Prospectuses; Delivery of Preliminary Prospectus

          (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Publicly Registered Notes unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus.

          (b) Each Underwriter represents and agrees with the Depositor and Ford Credit that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of an Underwriter is referred to as an "Underwriter Free Writing Prospectus") that contains any information other than (x) information included in the Preliminary Prospectus or to be included in the final Prospectus ("Trust Information") or
(y) expected pricing parameters for the Publicly Registered Notes and status of subscriptions or allocations for the Publicly Registered Notes, unless otherwise agreed to by the Depositor, (ii) it will discuss with the Depositor and Ford Credit the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price placed on Bloomberg screens) unless such pricing-related information was contained in an Underwriter Free Writing Prospectus previously discussed with the Depositor, and (iii) it will not use any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Act in reliance upon Rules 167 and 426 under the Act. Each Underwriter will deliver to the Depositor any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 8(f)) the Business Day prior to its first use (except as otherwise agreed by the Depositor), except that the Representatives agree to provide an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Publicly Registered Notes are priced.

          (c) The Depositor represents and agrees with the Underwriters that is has not prepared any Free Writing Prospectuses other than any listed in the Terms Annex under "Trust Free Writing Prospectuses."

          (d) Each Underwriter represents and agrees with the Depositor and Ford Credit that each Underwriter Free Writing Prospectus prepared or used by such Underwriter, if any, when read in conjunction with the Preliminary Prospectus, will not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Trust Information supplied by the Depositor or Ford Credit to the Representatives or such Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Depositor or Ford Credit to the Representatives or such Underwriter prior to the Time of Sale.

          (e) The Depositor agrees to file with the Commission when required under the Rules and Regulations the following:

               (i) the Preliminary Prospectus;

               (ii) each Trust Free Writing Prospectus required to be filed pursuant to Rule 433(d) under the Act;

               (iii) any Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d) under the Act (other than an Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d)(1)(ii) under the Act), provided such Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed pursuant to Rule 433(d) under the Act; and

               (iv) any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized and approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

          (f) Each Underwriter agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed under Rule 433(d)(1)(ii) under the Act, and upon request, deliver a copy to the Depositor and Ford Credit.

          (g) Notwithstanding the provisions of Section 8(e) and Section 8(f), neither the Depositor nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (h) The Depositor and each Underwriter agree that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

          The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx]

          (i) The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Act.

          (j) Each Underwriter, severally, represents and agrees (i) that it did not enter into any contract of sale for any Publicly Registered Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Act) with respect to the Publicly Registered Notes, convey the Preliminary Prospectus to each investor to whom Publicly Registered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Depositor), at or prior to the applicable time of any such contract of sale with respect to such investor.

          (k) Each Underwriter covenants with the Depositor and the Trust that after the final Prospectus is made available to such Underwriter, it will not distribute any written information concerning the Publicly Registered Notes during the six-month period following the Closing Date to a prospective purchaser of Publicly Registered Notes unless such information is preceded or accompanied by the final Prospectus.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or the officers of the Depositor and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Publicly Registered Notes.

     10. Failure to Purchase the Publicly Registered Notes.

          (a) If the purchase of the Publicly Registered Notes is not consummated because the circumstances described in Section 6(f) have occurred, then the Depositor will not have any liability to the Underwriters with respect to the Publicly Registered Notes except as provided in Section 5(h) and Section 7; but if for any other reason but subject to subsection (b) below, the Publicly Registered Notes are not delivered to the Underwriters as provided in this Agreement, the Depositor will be liable to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Publicly Registered Notes, but the Depositor will not then have any further liability to any Underwriter with respect to the Publicly Registered Notes except as provided in Section 5(h) and Section 7.

          (b) If any Underwriter or Underwriters default on their obligations to purchase Publicly Registered Notes hereunder and the aggregate principal amount of Publicly Registered Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Publicly Registered Notes, the Representatives may make arrangements satisfactory to the Depositor for the purchase of such Publicly Registered Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters will be obligated, in proportion to their commitments hereunder, to purchase the Publicly Registered Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Publicly Registered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Publicly Registered Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of such Publicly Registered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Depositor, except as provided in Section 5(h) and Section 7 hereof. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

     11. No Fiduciary Duty. The Depositor acknowledges that in connection with the offering of the Publicly Registered Notes: (a) the Underwriters have acted at arm's length, are not agents of, and owe no fiduciary duties to, the Depositor or any other person, (b) the Underwriters owe the Depositor only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Depositor. The Depositor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Publicly Registered Notes.

     This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Publicly Registered Notes, represents the entire agreement between the

Depositor and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Publicly Registered Notes.

     12. Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

          (a) upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, 3 days after deposit in the mail,

          (b) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient,

          (c) in the case of an email, when receipt is confirmed by telephone or reply email from the recipient.

     Communications to the Representatives, in their capacity as Representatives of the Underwriters or in their individual capacities will be given to the Representatives at:

     (i)  [_____]

     (ii) [_____]

          and

     (iii) [_____]

     Communications to the Depositor will be given to:

     c/o Ford Motor Credit Company
     c/o Ford Motor Company
     World Headquarters
     One American Road, Suite 801-C1
     Dearborn, Michigan 48126
     Attention: Ford Credit SPE Management Office
     Telephone: (313) 594-3495
     Fax: (313) 390-4133

     With a copy to:

     Ford Motor Credit Company
     One American Road
     Suite 2411, Office 212-016
     Dearborn, Michigan 48126
     Attention: Corporate Secretary
     Telephone: (313) 323-1200

     Fax: (313) 248-7613

     13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

     14. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15. Submission to Jurisdiction. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     16. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     17. Severability. If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

     18. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

                                        EXECUTED:

                                        FORD CREDIT AUTO RECEIVABLES
                                        TWO LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


[NAME OF UNDERWRITER]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


[NAME OF UNDERWRITER]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


[NAME OF UNDERWRITER]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Each as an Underwriter and as a
Representative of the other
Underwriters

                                                                         ANNEX A

                               FORM OF TERMS ANNEX

                     FORD CREDIT AUTO OWNER TRUST 200[_]-[_]

                                                            [__________] ,200[_]

PUBLICLY REGISTERED NOTES

Class A-2a Notes
Class A-2b Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
Class C Notes

UNDERWRITERS

[_____]
[_____]
[_____]

TERMS OF THE PUBLICLY REGISTERED NOTES

Pricing Date: [_____]

Time of Sale: [_____]

Closing Date: [_____]

Required Ratings as of the Closing Date:

                   S&P   MOODY'S   FITCH
                   ---   -------   -----
Class A-2a Notes   AAA     Aaa      AAA
Class A-2b Notes   AAA     Aaa      AAA
Class A-3 Notes    AAA     Aaa      AAA
Class A-4 Notes    AAA     Aaa      AAA
Class B Notes       A       A2       A
Class C Notes      BBB     Baa2     BBB

PRICING INFORMATION

                                                   PURCHASE PRICE
                                                   (as a % of the
                       AGGREGATE      INTEREST       aggregate       FINAL SCHEDULED
      NOTES        PRINCIPAL AMOUNT     RATE     principal amount)     PAYMENT DATE
      -----        ----------------   --------   -----------------   ---------------
Class A-2a Notes        $_____          [__]%          [__]%               [__]
Class A-2b Notes        $_____          [__]%          [__]%               [__]
Class A-3 Notes         $_____          [__]%          [__]%               [__]
Class A-4 Notes         $_____          [__]%          [__]%               [__]
Class B Notes           $_____          [__]%          [__]%               [__]
Class C Notes           $_____          [__]%          [__]%               [__]

UNDERWRITERS AND ALLOTMENTS

                              Notes
               -----------------------------------
                 Initial      Initial     Initial
                Principal    Principal   Principal
                Amount of    Amount of   Amount of
               Class A-2a   Class A-2b   Class A-3
Underwriters      Notes        Notes       Notes
------------   ----------   ----------   ---------
    [__]          [__]         [__]         [__]
    [__]          [__]         [__]         [__]
    [__]          [__]         [__]         [__]
                  ----         ----         ----
Total.......      [__]         [__]         [__]

                Initial
               Principal    Initial     Initial
               Amount of   Principal   Principal
               Class A-4    Class B     Class C
Underwriters     Notes       Notes       Notes
------------   ---------   ---------   ---------
    [__]          [__]        [__]       [__]
    [__]          [__]        [__]       [__]
    [__]          [__]        [__]       [__]
                  ----        ----       ----
Total.......      [__]        [__]       [__]

ADDITIONAL TERMS

Section 6(f) of the Underwriting Agreement is deleted in its entirety and replaced with the following:

(f) Subsequent to the execution and delivery of this Underwriting Agreement:

               (i) (A) there shall not have occurred a declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives' reasonable judgment, substantially impairs the Underwriters' ability to settle the transaction; provided that the exercise of such judgment will take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the United States Securities and Exchange Commission or with respect to a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Closing Date that the resumption of such systems will occur within three (3) Business Days of the scheduled Closing Date for the Publicly Registered Notes, the ability to settle the transaction will not be deemed to be substantially impaired and (B) the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives' reasonable judgment, to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

               (ii) there shall not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system, (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representatives' view has caused a substantial deterioration in the price and/or value of the Publicly Registered Notes, that in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of the Representatives and Ford Credit, the effect of any such event or circumstance makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

PARTIES

Trust:                                   Ford Credit Auto Owner Trust 200[_]-[_].

Owner Trustee:                           [U.S. Bank Trust National Association].

Indenture Trustee:                       [The Bank of New York].

Swap Counterparty                        [_____________]

DOCUMENTS

Registration Statement                   Registration Statement (No. 333-131003) filed on
                                         January 12, 2006, as amended by Post-Effective
                                         Amendment No. 1 filed on January 18, 2006 and
                                         Post-Effective Amendment No. 2 filed on February
                                         27, 2006.

Indenture:                               Indenture, to be dated as of Cutoff Date, between
                                         the Trust and the Indenture Trustee.

Trust Agreement:                         Amended and Restated Trust Agreement, to be dated
                                         as of Cutoff Date, between the Depositor and the
                                         Owner Trustee.

Purchase Agreement:                      Purchase Agreement, to be dated as of Cutoff
                                         Date, between Ford Credit and the Depositor.

Sale and Servicing Agreement:            Sale and Servicing Agreement, to be dated as of
                                         Cutoff Date, among the Depositor, the Servicer
                                         and the Trust.

Administration Agreement:                Administration Agreement, to be dated as of
                                         Cutoff Date, among Ford Credit, the Trust and the
                                         Indenture Trustee.

Control Agreement:                       Account Control Agreement, to be dated as of
                                         Cutoff Date, among the Trust, as debtor,

                                         the Indenture Trustee and [The Bank of New York],
                                         in its capacity as a securities intermediary.

Interest Rate Swap                       Interest Rate Swap, dated the Pricing Date
                                         between the Trust and [__________] as Swap
                                         Counterparty.

Indemnification Agreement:               Indemnification Agreement, dated the Pricing
                                         Date, among Ford Credit, the Underwriters and the
                                         Representatives.

Address for Notice to Representatives:

[________________________]
[________________________]
[________________________]

[________________________]
[________________________]
[________________________]

[________________________]
[________________________]
[________________________]

TIME OF SALE INFORMATION

Preliminary Prospectus:                  Preliminary Prospectus, dated [_________], 200[_]

TRUST FREE WRITING PROSPECTUSES

None